UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2008

FREDERICK’S OF HOLLYWOOD GROUP INC.

(Exact Name of Registrant as Specified in Charter)

New York

(State or Other Jurisdiction of Incorporation)

1-5893 (Commission File Number)	13-5651322 (IRS Employer Identification No.)

1115 Broadway, New York, New York (Address of Principal Executive Offices)	10010 (Zip Code)

Registrant’s telephone number, including area code: (212) 798-4700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On April 28, 2008, in accordance with the terms of the Consulting Agreement (“Consulting Agreement”), dated as of April 9, 2007, between Performance Enhancement Partners, LLC (“Consultant”) and Frederick’s of Hollywood Group Inc. (formerly Movie Star, Inc.) (“Company”), pursuant to which the Consultant provides the services of Peter Cole to serve as Executive Chairman of the Company, the Company notified the Consultant that it was exercising its option to extend the term of the Consulting Agreement for an additional six-month period from July 27, 2008 until January 26, 2009 (“Extension Period”).

As previously reported by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 13, 2007, the Company will grant to the Consultant on the commencement date of the Extension Period five-year non-qualified options under the Company’s 2000 Performance Equity Plan to purchase 50,000 shares of common stock at an exercise price equal to the last sale price of the Company’s common stock on the date of grant. Such options will vest on the six-month anniversary of the commencement date of the Extension Period. The Company has the option to extend the Consulting Agreement for one additional six-month period following the expiration of the Extension Period.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.
(c)	Exhibits:

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2008	FREDERICK’S OF HOLLYWOOD GROUP INC.

	By:	/s/ Thomas Rende
Thomas Rende Chief Financial Officer (Principal Financial and Accounting Officer)